EXHIBIT 23.2

                   CONSENT OF EPSTEIN, WEBER & CONOVER P.L.C.
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated December 2, 2002, which appears in the Annual Report on Form 10-KSB/A of YP.NET, Inc. and subsidiaries for each of the two years ended September 30, 2002.

Epstein, Weber & Conover P.L.C.

Scottsdale, Arizona
August  4,  2003


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